Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Muni Funds
   Massachusetts Money Market Portfolio:

We consent to the use of the reference to our Firm under the heading "Auditors" in the Statement of Additional Information.

				KPMG LLP


New York, New York
September 8, 1999